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                                                                   EXHIBIT 10.23


                             HORIZON OFFSHORE, INC.
                          9821 KATY FREEWAY, SUITE 450
                             HOUSTON, TEXAS  77024

                                December 5, 1997

Crossbay Ventures Ltd.
The Tropic Isle Building
Road Town, Tortola
British Virgin Islands

Gentlemen:

     This letter confirms our agreement and understanding as set forth below:

     In consideration of Crossbay Ventures Ltd.'s services in (i) the identifying, evaluating, negotiating and structuring of a joint venture between Horizon Offshore, Inc. (the "Company") and Det Sondenfjelds-Norske Dampskibsselskab ASA ("DSND") and (ii) the negotiating of the purchase by the Company of the DSND Stephaniturm, the Company agrees to pay Crossbay Ventures Ltd. a fee of USD $750,000 upon the execution of definitive documentation providing for the formation of the joint venture between the Company and DSND.

     This letter agreement reflects the entire agreement of the parties hereto as to the subject matter hereof and supersedes and replaces any earlier agreements between the parties and any of their affiliates.

     If the foregoing correctly sets forth our agreement and understanding, please execute and deliver one copy of this letter to us whereupon it will become valid, binding and enforceable agreement between us.

                                 Sincerely,

                                 HORIZON OFFSHORE, INC.


                                 By:    /s/ Bill J. Lam
                                    -----------------------
                                    Bill J. Lam
                                    President

AGREED AND ACCEPTED AS OF
THE DATE SET FORTH ABOVE, BY
CROSSBAY VENTURES, LTD.


By:   Gath Hewlett
   --------------------------
Name:  Gath A.T. Hewlett
Title:  Vice-President